Memorandum of Understanding
For ASIA-PAC

Attendees: Raahim Don, Robert Heller, Bob Murray, Trevor McConnell and Manmohan Singh

Date: 23/01/02

Venue: Vancouver, Burnaby (HQ)

This Memorandum of Understanding ("MOU") dated January 23, 2002 (the "Effective Date") by and between Merlin Software Technology and ICICI Infotech outlines the strategic alliance partnership that will transpire from a dedicated development facility and liaison relationship to a long-term joint venture relationship.

ICICI:

ICICI Infotech Inc. is a global technology solutions company operating in the US, Europe, Middle East and India. ICICI address the critical challenges of today's business community with innovation and initiative. Their goal is to deliver quality services and products that integrate and optimize technology, helping our customers' position themselves for success using Information Technology.

Merlin:

Merlin integrates leading-edge technologies into :

a) Affordable, high-performance data storage, backup and restoral servers (The EssentialServer) for small to medium-sized business, regional offices and corporate departments;

b) Digital Video recording (DVR) solutions for Closed Circuit Television Systems (CCTV) deployed within the Security/Loss Prevention marketplace. Designed to protect critical data, commercial assets and the people who use those assets, Merlin's product SecurDVR utilizes state-of-the-art digital storage and back-up capabilities that are easy to deploy and use. Target customers include financial institutions, retail outlets and all public and private locations where proactive security is an issue.

The following issues and action list provides the consolidated set of issues and actions agreed for resolution between Merlin Software and ICICI Infotech.

Off shore Outsourcing Action Items

Merlin desires to contract the engineering services of ICICI Infotech Services to design and develop an NDMP server and client compatible with the Essential Server product and SecurDVR and a WebDav server and client compatible with and to run on Essential Server.

Specific work will be undertaken as task orders issued by Merlin Software Technology.

I. Initial contact to be via e-mail as responsibilities are assigned to relative contacts at each company.

II. ICICI to initially provide an engineer to work at Merlin's premises to scope the NDMP project.

III. Engineer to start on March 1st and to work consecutively for a maximum of 4 weeks.

IV. Trevor McConnell will work with contact person at ICICI to facilitate Canadian work Visa.

V. At the end of the four weeks ICICI will provide MERLIN with a complete scope of work to be done including budget requirements.

VI. MERLIN will pay ICICI for the scope of work assessment.

VII. Given MERLIN's ability to meet the budget requirements MERLIN will outsource the development to ICICI.

VIII. MERLIN will make the Essential Server and the SecurDVR interface(s) available over the Internet for an assessment of work to be done to handle the translation of the user interface into Arabic.

IX. MERLIN will contract for the translation of the product user interfaces to support distribution of its products into the Middle East, Far East, and Asia as determined according to the distribution strategy.

X. Manmohan will assign personnel at ICICI responsible for each component and advise MERLIN regarding the assignments.

XI. MERLIN's initial contacts for liaison with ICICI will be Bob Heller and Bob Murray with assignment of MERLIN technical liaison to be determined.

XII. Manmohan will assign a person to be responsible for outsourcing Old Monk rum to meet monthly requirements.

- On any new technology evolution ideas generated by ICICI that could leverage MERLIN products into new opportunities MERLIN will have first right-of-refusal and have the option to develop that concept with ICICI or allow ICICI to develop the idea on its own with possible options to license the technology at a later date.

- Call centre / help desk development will be considered for future contracting to ICICI as support needs escalate.

It is also contemplated that ICICI and MERLIN will develop a closer relationship in the future that will involve a joint venture. This will be done in accordance with MERLIN's stated aim of expanding engineering based in India to maintain or reduce costs.

Marketing/Distribution Action Items

ICICI wishes to distribute the Essential Server and the SecurDVR products in the Middle East, Far East and Asia.

1. Manmohan to take hard copy marketing collateral upon departing Vancouver.

2. MERLIN to provide soft copies of marketing materials to provide for test marketing.

3. MERLIN authorizes ICICI to co-brand marketing materials to leverage ICICI brand to test market.

4. Test marketing will develop over 8 weeks providing an accurate market assessment and messaging.

5. MERLIN will support ICICI with personnel and necessary marketing materials to jointly establish the market needs and strategy. Primary MERLIN contact for this effort will be Bob Murray

6. MERLIN will provide budget for product marketing as the assessment determines.

7. Marketing & Sales costs will be modeled on industry norms, for example Compaq, HP, Oracle etc. Who is responsible for the 'local' marketing will be determined as each marketing effort is planned and implemented.

8. Marketing budget will be supported by MERLIN based on a combination of primary budgetary support, co-op marketing programs and earned marketing development funds (MDF).

9. Sales budgets will be borne by the VARs, Resellers and Distributors except where MERLIN supports the sales effort directly in which event MERLIN will be entirely responsible for its own direct expenses.

10. ICICI will look into sourcing local manufacturing/assembly. Initial units will be shipped by Merlin to ICICI initially to the territories for which ICICI is acting as distributor.

11. Terms of exclusivity to be resolved.

12. Terms of revenue distribution to be resolved.

13. Documentation translation and development to be coordinated by ICICI post costing.

14. ICICI reseller channels to be developed.

15. Evaluation units for test marketing to be provided by MERLIN. These units will remain the property of MERLIN. Middle East assessment one of each units, India as many as four of each units.

16. ICICI to designate marketing liaison to work with Bob Murray (Sri Ramanet for India).

17. Policy and procedures for support and maintenance to be determined based on the locality. Support and repair options to be evaluated.

18. Enabling phase.

This MOU is a general statement of the terms which, when formalized, will be used as the term sheet between Merlin Software Technology and ICICI Infotech or will form a part of an Authorization Letter. If the terms of this MOU are acceptable to you, please execute this letter in the space provided below and return a copy to me so that we may begin the process of drafting the required amendments and Authorization Letters.

Merlin Software Technology
By: /s/ Robert G. Murray
Name: ROBERT G. MURRAY
Title: CMO
Date: 23.1.2002

ICICI Infotech
By: /s/ Manmohan Singh
Name: MANMOHAN SINGH
Title: EX VP
Date: 23 JAN 2002